FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 12, 2001
(date of earliest event reported: March 31, 2001)

Commission File Number: 000-27079

Nicole Industries, Inc.
(Exact name of Registrant as specified in its charter)

Delaware 68-0422343
(State or Other Jurisdiction of Incorporation)
(I.R.S. Employer Identification No.)

83-888 Avenue 51, Coachella, California 92236
(Address of principal executive offices and zip code)

Registrant’s telephone number: (760) 398-9700

Item 5. Other Events

Registrant's fiscal year ended on December 31, 2000. Registrant was required to file its Annual Report on Form 10-K on or before March 31, 2001. Registrant timely filed a Notification of Late Filing on Form 12b-25 and stated that it would not be able to file its Annual Report on Form 10-K on or before March 31 and that it would undertake to file the Report within fifteen days after the due date. Because of difficulties in preparing the consolidated financial statements for Registrant and its majority owned operating subsidiary, Aluko Co. Ltd, a Korean corporation, Registrant has not been able to complete and file its Annual Report on Form 10-K within such 15-day period. The difficulties that Registrant encountered in connection with the preparation of such consolidated financial statements could not be eliminated without unreasonable effort or expense. The difficulties arose primarily because Registrant's fiscal year ended on December 31, 2000 while Aluko's fiscal year ended on June 30, 2000. Because of the difference in the fiscal year ends, the consolidation was unduly complicated. In addition, Registrant encountered unanticipated difficulties relating to the coordination of U.S. generally accepted accounting principles (applicable to Registrant) and Korean generally accepted accounting principles (applicable to Aluko).

Registrant undertakes to file the Annual Report and the consolidated financial statements as quickly as possible.

Because Registrant has not timely filed its Annual Report on Form 10-K, Registrant's shareholders may not publicly resell shares of Registrant's capital stock pursuant to Rule 144.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf on April 12, 2001, by the undersigned, thereunto duly authorized.

NICOLE INDUSTRIES, INC.
(Registrant)

April 12, 2001
/s/ Ju Young Park
Ju Young Park, President
(signature)